QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-63124) pertaining to the Helmerich & Payne, Inc. 2000 Stock Incentive Plan,

  (2)
  Registration Statement (Form S-8 No. 333-137144) pertaining to the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan, and

  (3)
  Registration Statement (Form S-8 No. 333-176911) pertaining to the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan;

of our reports dated November 27, 2013, with respect to the consolidated financial statements of Helmerich & Payne, Inc. and the effectiveness of internal control over financial reporting of Helmerich & Payne, Inc. included in this Annual Report (Form 10-K) of Helmerich & Payne, Inc. for the year ended September 30, 2013.

                                                                                             /s/ Ernst & Young LLP

Tulsa, Oklahoma
November 27, 2013

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm